Exhibit 10.2

SPONSOR SUPPORT AGREEMENT
dated as of April 2, 2008
by and among
PANDA ETHANOL, INC., as Sponsor,
PANDA HEREFORD ETHANOL, L.P.,
as Borrower,
and
SOCIÉTÉ GÉNÉRALE,
as the Administrative Agent

SPONSOR SUPPORT AGREEMENT
     This SPONSOR SUPPORT AGREEMENT, dated as of April 2, 2008 (as may be amended, modified or supplemented, from time to time, this “Sponsor Support Agreement”), is by and among PANDA ETHANOL, INC., a Nevada corporation (the “Sponsor”), PANDA HEREFORD ETHANOL, L.P., a Delaware limited partnership (“Borrower”), and SOCIÉTÉ GÉNÉRALE, a bank organized and existing under the laws of France and acting through its New York Branch, in its capacity as administrative agent (together with its permitted successors and assigns in such capacity, the “Administrative Agent”) for the Lenders under the Financing Agreement, dated as of July 28, 2006 (as amended, modified or supplemented from time to time, the “Financing Agreement”), by and among Borrower, the Agents thereunder, the Lenders from time to time party thereto, the LC Fronting Bank thereunder and the Lead Arranger thereunder.
RECITALS
     WHEREAS, Borrower, the Lenders and the Administrative Agent are parties to the Financing Agreement;
     WHEREAS, in connection with certain delays in construction of the Project, Borrower has requested, and the Agents and the Lenders have agreed, to enter into a Second Amendment to Financing Agreement and Depositary and Disbursement Agreement, of even date herewith (the “Second Amendment”), pursuant to which, among other things, the Lenders have agreed to extend the required completion dates for construction of the Project, on the terms and conditions set forth therein;
     WHEREAS, the execution and delivery of this Sponsor Support Agreement by Sponsor is a condition precedent to the effectiveness of the Second Amendment and a material inducement for the Lenders to agree thereto; and
     WHEREAS, Sponsor owns 100% of PHE I, LLC (d/b/a Panda Hereford Ethanol I, LLC), a Delaware limited liability company, the sole general partner of Borrower (“Borrower GP”), and 100% of PHE II, LLC, a Delaware limited liability company, the sole limited partner of Borrower (“Borrower LP” and, together with Borrower GP, the “Borrower Partners”), and it is in Sponsor’s best interest to enter into this Sponsor Support Agreement;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION
     Section 1.1 Financing Document. For purposes of clarity, this Sponsor Support Agreement and any additional documents that may be executed in connection herewith are expressly designated as “Financing Documents” within the meaning of the Financing Agreement.

     Section 1.2 Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings given them in Schedule X of the Financing Agreement.
     Section 1.3 Rules of Construction. The rules of construction set forth in Schedule X of the Financing Agreement apply equally to this Sponsor Support Agreement as if set forth herein.
ARTICLE II
SUPPORT, FUNDING AND RELATED COVENANTS
     Section 2.1 Maintenance of Minimum Contingency Covenant. Sponsor hereby irrevocably agrees that it will cause Borrower to comply with the Minimum Contingency Covenant at all times, and further agrees that it will timely make or cause to be made through the Borrower Partners, a capital contribution to Borrower in an aggregate amount not less than the amount necessary to cause Borrower to be in compliance with the Minimum Contingency Covenant at all times.
     Section 2.2 Term. This Sponsor Support Agreement is, and will remain, in full force and effect from the date hereof until the first Business Day after the earlier of (a) or (b) of this Section 2.2 (the “Sponsor Support Release Date”):
          (a) the day on which all of the following are true:
     (i) Completion has occurred; and
     (ii) no Default or Event of Default has occurred and is continuing; or
          (b) the day on which all Obligations have been paid in full in accordance with the Financing Documents and no further Commitments are outstanding thereunder.
     Section 2.3 Automatic Termination. This Sponsor Support Agreement will terminate automatically on the Sponsor Support Release Date.
     Section 2.4 Equity Characterization. All contributions by Sponsor contemplated by Section 2.1 of this Sponsor Support Agreement will be deemed to constitute contributions of capital by Sponsor (directly or indirectly) to Borrower and not indebtedness of Borrower to Sponsor or any Affiliate thereof.
ARTICLE III
BINDING EFFECT
     Section 3.1 Obligations Absolute and Unconditional.
          (a) The obligations of Sponsor to make capital contributions pursuant to Section 2.1 hereof hereunder are in no way conditioned on or contingent upon any attempt to enforce in whole or in part Borrower’s liabilities and obligations to the

Administrative Agent or any other Senior Secured Party. Each failure to maintain the Minimum Contingency Amount during the effectiveness of this Sponsor Support Agreement will give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.
          (b) The obligations of Sponsor to make capital contributions pursuant to Section 2.1 hereof shall not be affected by (i) any lack of capacity of Borrower or Sponsor and (ii) any invalidity, irregularity or unenforceability of any Financing Document or any Obligation. No such incapacity, invalidity, irregularity or unenforceability will affect, impair or be a defense to this Sponsor Support Agreement or to any obligations of Sponsor hereunder.
          (c) The obligations of Sponsor to make capital contributions pursuant to Section 2.1 hereof will not be altered, limited or affected by (i) any Default or Event of Default, (ii) any Bankruptcy Event with respect to Borrower, (iii) any defense that Borrower may have by reason of any order, decree or decision of any Government Instrumentality relating to a Bankruptcy Event, (iv) any change in Law except to the extent such change in Law would make it illegal for Sponsor to comply with such obligations, or (v) any other event or circumstance that might otherwise constitute a discharge or defense of a surety whether by Law or otherwise.
          (d) The obligations of Sponsor to make capital contributions pursuant to Section 2.1 hereof will not be affected by any change of ownership of Borrower or any other Panda Party.
     Section 3.2 Waiver. Sponsor hereby unconditionally and irrevocably waives, and agrees not to assert or take advantage of, (a) any right to require a Secured Party to proceed against Borrower or any other Person or to proceed against or exhaust any Collateral held by a Secured Party at any time or to pursue any other remedy in its power before proceeding against Sponsor under the Sponsor Support Agreement, (b) any defense that may arise by reason of the incapacity, lack of power or authority, dissolution, merger or termination of Sponsor or the failure of a Secured Party to file or enforce a Claim against the estate (in administration, bankruptcy or any other proceeding) of Borrower or any other Person, (c) promptness, diligence, demand, presentment, protest and notice of any kind with respect to the Obligations and with respect to any action taken in respect of any Collateral provided from time to time for the Obligations (d) promptness, diligence, demand, presentment, protest and notice of any kind with respect to Sponsor’s obligations hereunder, (e) any defense based upon an election of remedies by a Secured Party, including an election to proceed by non-judicial rather than judicial foreclosure, that destroys or otherwise impairs the subrogation rights of Sponsor or the right of Sponsor to proceed against Borrower or any other Person for reimbursement, (f) any defense based on any offset against any amounts that may be owed by any Person to Sponsor for any reason whatsoever, (g) any defense based on any act, failure to act, delay or omission whatsoever on the part of Borrower or the failure by Borrower to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under any contract to which it is a party, (h) any defense, setoff or counterclaim that may at any time be available to or asserted by

Borrower or its Affiliates against a Secured Party, (i) any duty on the part of a Secured Party to disclose to Sponsor any facts it may now or hereafter know about Borrower, regardless of whether it has reason to believe that any such facts materially increase the risk beyond that which Sponsor intends to assume, or has reason to believe that such facts are unknown to Sponsor, or has a reasonable opportunity to communicate such facts to Sponsor, since Sponsor acknowledges that it is fully responsible for being informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-performance of the Obligations by Borrower, (j) the fact that Sponsor may at any time in the future dispense of all or part of its indirect interest in Borrower, (k) any defense based on any amendment, modification, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of any contract to which Borrower is a party, (l) any defense arising because of a Secured Party’s election, in any proceeding instituted under Title 11, United States Code, of the application of Section 1111(b)(2) thereof, (m) any defense based upon any borrowing or grant of a security interest under Section 364 of Title 11, United States Code, and (n) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by a Secured Party that might otherwise constitute a defense available to, or discharge of, any guarantor or surety (other than the defense of performance).
     Section 3.3 Subrogation. For so long as this Sponsor Support Agreement is in effect, Sponsor (a) will have no right of subrogation and waives all rights to enforce any remedy that it now has or may hereafter have against Borrower in respect of any obligation hereunder, and waives the benefit of, and all rights to participate in, any Collateral now or hereafter held by or for the benefit of any Secured Party from Borrower and (b) waives any Claim, right or remedy that it may now have or hereafter acquire against Borrower that arises hereunder, from the existence or enforcement of this Sponsor Support Agreement and/or from the performance by Sponsor hereunder, including any Claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any Claim, right or remedy of a Secured Party against Borrower, or any security that a Secured Party may now have or hereafter acquire, whether or not such Claim, right or remedy arises in equity, under contract, under Law or otherwise. Any amount paid to Sponsor on account of any such subrogation rights will be held in trust for the benefit of the Senior Secured Parties.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Sponsor hereby represents and warrants to and in favor of the Administrative Agent and Borrower that:
     Section 4.1 Organization; Powers; It (a) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) has all requisite corporate power and authority to carry on its business as now being conducted and as proposed to be conducted and to enter into this Sponsor Support Agreement and carry out the transactions contemplated hereby, (c) is duly authorized to do business in its state of incorporation and each other jurisdiction where such qualification is required, except where the failure so to qualify would not materially and adversely affect its ability to perform its obligations under this Sponsor Support Agreement, and (d) has all requisite corporate power and authority to execute and deliver this Sponsor Support Agreement and perform its obligations hereunder.
     Section 4.2 Authorization and No Legal Bar. The execution and delivery by it of this Sponsor Support Agreement and its performance of its obligations hereunder and the consummation of any of the transactions contemplated hereby:
          (a) have been duly authorized by all requisite corporate action, and
          (b) will not (i) violate, result in the breach of or constitute a default under any Law applicable to or binding on it, (ii) be in conflict with or result in a breach of its governing documents, or (iii) result in or require the creation or imposition of any Lien (other than a Permitted Lien) upon or with respect to any of the Collateral.
     Section 4.3 Enforceability. This Sponsor Support Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with this Sponsor Support Agreement’s terms, except as such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights and remedies generally and (b) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     Section 4.4 Consents. No consent or other action by any other Person under any Law applicable to or binding on it is or will be required by it in connection with the execution and delivery by it of this Sponsor Support Agreement and its performance of its obligations hereunder, except (a) such as have been obtained or taken and are in full force and effect or (b) such as to which the failure to obtain or take, as applicable, could not reasonably be expected to have a Material Adverse Effect.
     Section 4.5 Financial and Other Information. It has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and the Project on a continuing basis and it now is and hereafter will have sole responsibility for maintaining familiarity with the businesses, operations and condition (financial and otherwise) of Borrower and the Project.
ARTICLE V
OTHER COVENANTS
     Sponsor hereby covenants and agrees for the benefit of the Administrative Agent and Borrower that:
     Section 5.1 Existence; Indirect Ownership of Borrower, Services and Technologies. It will maintain and preserve its existence in good standing in the state of its incorporation and its qualification to do business in each other jurisdiction where such qualification is necessary to perform its obligations hereunder and all material rights, privileges and franchises necessary in the normal conduct of its business. It will not cause, or allow, a Change in Control to occur with respect to Borrower, the Borrower Partners or the Operator.
     Section 5.2 Consents, Legal Compliance. It will maintain in full force and effect all Approvals that are required to be obtained by it in order for it to perform its obligations hereunder and will obtain any that may become required in the future.
     Section 5.3 Compliance with Laws. It will promptly comply with all Laws, except where the failure to comply would not reasonably be expected to (a) result in a material adverse effect on its business, property, results of operation or financial condition or (b) materially and adversely effect its ability to perform its obligations under this Sponsor Support Agreement.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Counterparts. This Sponsor Support Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.
     Section 6.2 Integration. This Sponsor Support Agreement contains the complete agreement among the parties hereto with respect to the matters contained herein and supersedes all prior commitments, agreements and understandings, whether written or oral, with respect to the matters contained herein.
     Section 6.3 Severability. Any provision of this Sponsor Support Agreement that is invalid or prohibited in any jurisdiction will, as to such jurisdiction, be ineffective and severable from the rest of this Sponsor Support Agreement to the extent of such invalidity or prohibition, without impairing or affecting in any way the validity of any other provision, or of such provision in other jurisdictions. The parties hereto agree to use their reasonable best efforts to replace any provision that is ineffective by operation of this Section 6.3 with an effective provision which as closely as possible corresponds to the spirit and purpose of such ineffective provision and this Sponsor Support Agreement as a whole.
     Section 6.4 Further Assurances. At any time and from time to time upon the request of the Administrative Agent or, for so long as no Event of Default has occurred and is continuing, upon the request of the Borrower, Sponsor will execute and deliver such further documents and instruments and do such other acts as such Person may reasonably request in order to effect fully the purposes of this Sponsor Support Agreement.
     Section 6.5 Amendments and Waivers. No amendment or waiver of any provision of this Sponsor Support Agreement, or consent to any departure by Sponsor therefrom, will be effective unless it is in writing and signed by the

Administrative Agent and, for so long as no Event of Default has occurred and is continuing, the Borrower.
     Section 6.6 No Implied Waiver. The waiver of any right, breach or default under this Sponsor Support Agreement by the Administrative Agent or the Borrower must be made specifically and in writing. No failure on the part of the Administrative Agent or the Borrower to exercise, and no forbearance or delay in exercising, any right under this Sponsor Support Agreement will operate as a waiver thereof, no single or partial exercise of any right under this Sponsor Support Agreement will preclude any other or further exercise thereof or the exercise of any other right, and no waiver of any breach of or default under any provision of this Sponsor Support Agreement will constitute or be construed as a waiver of any subsequent breach of or default under that or any other provision of this Sponsor Support Agreement or any other Financing Document. No notice to or demand upon Sponsor will entitle Sponsor to any further, subsequent or other notice or demand in similar or any other circumstances.
     Section 6.7 Certain Express Waivers. Sponsor hereby unconditionally and irrevocably waives, to the extent it may do so under applicable Law, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against it for specific performance of this Sponsor Support Agreement by Borrower, or the Administrative Agent or any other Secured Party or for any such Person’s benefit by a receiver, custodian or trustee appointed for it or for Borrower or in respect of all or a substantial part of its assets, under the bankruptcy or insolvency Laws of any jurisdiction to which it or its assets are subject.
     Section 6.8 Remedies Cumulative. Each of the rights and remedies of the Administrative Agent and the Secured Parties under this Sponsor Support Agreement and the other Financing Documents is cumulative and not exclusive of any other right or remedy provided or existing by agreement or under Law.
     Section 6.9 Successors and Assigns.
          (a) This Sponsor Support Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of Borrower and the Administrative Agent, who will have, to the extent of their interest, as applicable, the rights of Borrower and the Administrative Agent hereunder.
          (b) This Sponsor Support Agreement is binding upon Sponsor and Sponsor may not assign any of its rights or delegate any of its obligations under this Sponsor Support Agreement without the prior written consent of the Administrative Agent and, for so long as no Event of Default has occurred and is continuing, the Borrower.
     Section 6.10 No Third-Party Beneficiaries. Except as otherwise expressly stated herein, this Sponsor Support Agreement is intended to be solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not intended to and does not confer any right or benefit on any third party.
     Section 6.11 Governing Law. THIS SPONSOR SUPPORT AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 OF THE GENERAL OBLIGATIONS LAW AND ANY SUCCESSOR STATUTE THERETO).
     Section 6.12 Waiver of Jury Trial. BORROWER, THE ADMINISTRATIVE AGENT AND SPONSOR, AS AMONG THEM, HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING HEREUNDER, ANY TRANSACTION CONTEMPLATED HEREBY OR EFFECTED PURSUANT HERETO OR ANY DEALINGS OR COURSE OF DEALING AMONG THEM RELATING IN ANY WAY TO THE SUBJECT MATTER HEREOF OR ANY STATEMENTS OR ACTIONS OF ANY OF THEM OR THEIR AFFILIATES. Each of the parties acknowledges and agrees that this waiver is a material inducement to enter into the business relationship contemplated by this Sponsor Support Agreement and the other Financing Documents and that each has relied on this waiver in entering into this Sponsor Support Agreement and other Financing Documents to which it is a party and will continue to rely on this waiver in its future dealings with the other parties. The scope of this waiver is intended to be all-encompassing, and this waiver will apply to all Claims, of any nature whatsoever, whether deriving from contract, arising by Law, based on tort or otherwise. SPONSOR, BORROWER, AND THE ADMINISTRATIVE AGENT HAVE MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND THIS WAIVER WILL BE IRREVOCABLE. THIS WAIVER WILL ALSO APPLY TO ALL AMENDMENTS, SUPPLEMENTS, RESTATEMENTS, EXTENSIONS AND MODIFICATIONS HERETO. In the event of litigation, the relevant portions of this Sponsor Support Agreement may be filed as a written consent to a trial by the court.
     Section 6.13 Consent to Jurisdiction. Each of Sponsor, the Administrative Agent and Borrower hereby irrevocably submits to the jurisdiction of any New York state or, to the extent permitted by Law, United States federal court sitting in the Borough of Manhattan over any action or proceeding arising out of or relating to any Claim, and hereby irrevocably agrees that all Claims in respect of such action or proceeding may be heard and determined in such New York state or United States federal court. Each of Sponsor, the Administrative Agent and Borrower irrevocably waives any objection that it may now or hereafter have to the laying of venue in such forums and agrees not to plead or claim that any such action or proceeding brought in any such New York state or United States federal court has been brought in an inconvenient forum. Each of Sponsor and Borrower irrevocably appoints the Process Agent as its agent to receive on its behalf service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to Borrower or Sponsor at the address of the Process Agent and Borrower and Sponsor hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. In addition and as an alternative method of service, each of Sponsor and Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by Law. Any such process or summons in connection with any such action or proceeding may also be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed as provided for notices hereunder. Nothing herein will affect the right of the Administrative Agent or Borrower to bring legal action or proceedings in any other competent jurisdiction. If for any reason the Process Agent ceases to be available to act as Process Agent, each of Sponsor and Borrower agrees immediately to appoint a replacement Process Agent satisfactory to the Administrative Agent.
     Section 6.14 Notices. All notices, demands, consents, certificates, waivers, documents and other communications required or permitted to be delivered to any party under the terms of this Sponsor Support Agreement (a) must be in writing, (b) must be personally delivered, transmitted by a recognized courier service or transmitted by facsimile, and (c) must be directed to such party at its address or facsimile number set forth below. All notices will be deemed to have been duly given and received on the date of delivery if delivered personally, three (3) days after delivery to the courier if transmitted by courier, or the date of transmission during normal business hours with confirmation if transmitted by facsimile (or the next Business Day if after normal business hours or not on a Business Day), whichever occurs first. Any party may change its address or facsimile number for purposes hereof by notice to all other parties in the manner set forth in this Section 6.14.

If to Borrower:

Panda Hereford Ethanol, L.P.
c/o PHE I LLC
4100 Spring Valley Road
Suite 1001
Dallas, TX 75244

Attention: General Counsel
Telephone: (972) 361-1200
Facsimile No: (972) 455-3890
If to the Administrative Agent	with a copy to:

Société Générale	Baker & McKenzie LLP
1221 Avenue of the Americas	815 Connecticut Avenue, N.W.
New York, NY 10020	Washington, DC 20006

Attention: Robert Preminger	Attention: Chris Groobey
Telephone: (212) 278-5703	Telephone: (202) 835-4240
Facsimile No: (212) 278-6136	Facsimile No: (202) 452-7074

If to Sponsor:

Panda Ethanol, Inc.

4100 Spring Valley Road
Suite 1001
Dallas, TX 75244

Attention: General Counsel
Telephone: (972) 361-1200
Facsimile No: (972) 455-3890
     Section 6.15 Legal Representation of the Parties. This Sponsor Support Agreement was negotiated by the parties with the benefits of legal representation and any rule of construction or interpretation otherwise requiring this Sponsor Support Agreement or any other Financing Document to be construed or interpreted against any party will not apply to any construction or interpretation hereof or thereof.
     Section 6.16 Costs. Without limiting Section 8.11 of the Financing Agreement, Borrower agrees to pay to the Senior Secured Parties on demand all reasonable and reasonably-documented costs, expenses and Reimbursable Taxes incurred or arising in connection with the preparation, documentation, negotiation, execution, delivery administration or enforcement of this Sponsor Support Agreement, the Second Amendment or the transactions contemplated hereby or thereby or effected pursuant hereto or thereto. Such costs, expenses and Reimbursable Taxes will include, but are not limited to, all reasonable and reasonably documented fees of, and expenses incurred by, the Engineer, Lenders’ Counsel and all other advisers and consultants engaged by the Administrative Agent pursuant to this Sponsor Support Agreement, the Second Amendment or the transactions contemplated hereby or thereby.
[The remainder of this page was left blank intentionally.]

     IN WITNESS WHEREOF, the parties have caused this Sponsor Support Agreement to be duly executed and delivered as of the date first above written.

PANDA ETHANOL, INC.
By:	/s/ Darol Lindloff
	Name:	Darol Lindloff
	Title:	Chief Executive Officer and President

PANDA HEREFORD ETHANOL, L.P.
By:	PHE I, LLC, its sole general partner

By:	/s/ Darol Lindloff
	Name:	Darol Lindloff
	Title:	Chief Executive Officer and President

SOCIÉTÉ GÉNÉRALE, as the Administrative Agent
By:	/s/ Robert Preminger
	Name:	Robert Preminger
	Title:	Managing Director